                                                                    Exhibit 99.2


                           APPLIED INNOVATION REPORTS
                      SECOND QUARTER 2004 FINANCIAL RESULTS

                     WIRELESS AND INTERNATIONAL SALES GROWTH
                       OFFSET BY DOMESTIC WIRELINE DELAYS



AT APPLIED INNOVATION:
Michael P. Keegan
Executive Vice President and Chief Operating Officer
(614) 798-2000

COLUMBUS, OHIO (JULY 21, 2004) - Applied Innovation Inc. (NASDAQ: AINN) today announced operating results for the quarter ended June 30, 2004.

Sales for the three months ended June 30, 2004 were $5.7 million compared to $9.5 million in the second quarter of 2003. Growth in wireless and international sales was more than offset by a sharp decline in domestic wireline sales for the quarter. Combined wireless and international sales for the quarter grew by more than 140% compared to a year ago and accounted for over 30% of total quarterly revenues versus less than 10% last year. Net loss for the second quarter of 2004 was $1.2 million, or $0.08 per share, compared to net income of $207,000, or $0.01 per share, for the comparable quarter in 2003.

The Company's cash and investments position was $25.5 million as of June 30, 2004.

For the six months ended June 30, 2004, sales totaled $11.6 million compared to $15.1 million for the first six months of 2003. Net loss totaled $2.3 million, or $0.15 per share, for the first six months of 2004 compared to a net loss of $1.8 million, or $0.12 per share, for the same period in 2003.

Executive Vice President and COO Michael P. Keegan said, "Our wireless and international sales were in line with expectations for the first half of 2004, but continued order delays by our largest domestic wireline customers resulted in disappointing results for the first half of the year. Our visibility into wireline carrier spending for the balance of the year is currently limited. However, certain industry-wide factors appear to be pointed to an overall improvement in carrier spending for the second half of 2004, including improvements in the regulatory environment for the RBOCs and continued roll-out of new technologies such as DSL, VoIP and extended fiber networks."

OTHER OPERATING RESULTS

Overall gross profit for the second quarter of 2004 was $2.9 million compared to $5.2 million for the second quarter of 2003. As a percentage of sales, gross profit was 51% compared to 55% for the second quarter in 2003.

Gross profit on product sales for the second quarter of 2004 was $2.1 million, or 50% of product sales of $4.2 million. For the same period last year, product sales of $7.9 million generated gross profit of $4.5 million, or 57% of product sales. The decrease in product margins is attributable to reduced absorption of certain fixed manufacturing costs at lower sales volumes.

Services gross profit for the quarter ended June 30, 2004 was $853,000, or 57% of services sales of $1.5 million. For the second quarter of 2003, services sales of $1.6 million generated gross profit of $708,000, or 44% of services sales. The increase in services margins was primarily due to higher utilization of installation services personnel and decreased utilization of outside contractors.

Research and development (R&D) expenses for the second quarter of 2004 were $1.3 million versus $1.4 million for the second quarter of 2003. The modest reduction in R&D expenses was attributable to postponed compliance testing and reduced consulting expenses.

Selling, general and administrative (SG&A) expenses for the second quarter of 2004 were $3.4 million compared to $3.6 million for the second quarter of 2003. The $200,000 reduction in SG&A spending was a result of decreased variable compensation expenses, lower personal property taxes and reduced spending on insurance and outside consultants.

During the quarter, the Company realigned personnel in response to shifting market conditions and Company priorities, increasing R&D and sales resources focused on wireless, government and outside plant opportunities within wireline carriers. This realignment also included the termination of nine employees in sales, services and administration. The Company recorded $228,000 of restructuring charges consisting primarily of severance and other fringe benefits. The Company expects to reduce future annual operating expenses by at least $900,000 as a result of these actions. In a separate event announced earlier today, Matthew P. Bruening was terminated as Vice President of Sales, effective immediately. The Company has initiated a search to fill this position.

The Company recorded its effective tax benefit rate at 36% for the first half of 2004 compared to 20% in the first six months of last year. The Company expects to generate fewer research and experimentation credits in 2004 and the higher effective rate primarily reflects the impact of the reduction of those credits.

INDUSTRY AND COMPANY OUTLOOK

Mr. Keegan stated, "We remain committed to the wireline market and believe our remote intelligence and IP connectivity products are well-suited to current and emerging network technologies. Likewise, the carriers are looking for ways to continue to improve the management of their existing networks with reduced operating budgets and headcount. Our products help carriers automate their network management functions and operate their networks more efficiently. Because anticipated domestic wireline orders in the second quarter appear to be delayed rather than cancelled, we expect improved wireline order flow in the second half of 2004 as compared to the first half."

"We have also continued our diversification efforts, focusing on the expansion of our wireless and international customer bases and the ongoing business development in the government market. We expect continued strength in wireless and international sales for the balance of the year and will continue extending our presence as we further penetrate the government sector," concluded Keegan.

CONFERENCE CALL

Applied Innovation will host a conference call on Wednesday, July 21, 2004 at 10:00 a.m. (ET) to discuss the Company's second quarter 2004 results, strategy and business outlook. The call will be broadcast live over the Internet and can be accessed at the Applied Innovation Web site (www.appliedinnovation.com/Company/Investors.asp) or http://phx.corporate-ir.net/playerlink.zhtml?c=66808&s=wm&e=914220. If you are unable to participate during the live Webcast, the call will be archived and available in the Investors section of the Applied Innovation website.

ABOUT APPLIED INNOVATION

Applied Innovation is a network management solutions company that simplifies and enhances the operation of complex, distributed voice and data networks. Building on a deep knowledge of network architecture, elements and management, Applied Innovation delivers unique hardware, software and service solutions that provide greater connectivity, visibility and control of network elements and the systems that support them.

Applied Innovation, headquartered in Columbus, Ohio, is traded on NASDAQ under the symbol AINN. For more information, please visit the Company's Web site at www.AppliedInnovation.com.

SAFE HARBOR STATEMENT

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of the Company and its management, and specifically include statements regarding: industry-wide factors affecting wireline carrier spending in the second half of 2004, including improvements in the regulatory environment and continued roll-out of new technologies (paragraph
5); savings of $900,000 resulting from employee terminations (paragraph 11); generation of research and experimentation credits and their effect on the Company's effective tax rate (paragraph 12); products well-suited to current and emerging technologies (paragraph 13); improved wireline order flow (paragraph
13); continued strength in wireless and international sales (paragraph 14); and penetration of the government sector (paragraph 14). These forward-looking statements involve numerous risks and uncertainties, including, without limitation: the demand for telecommunication equipment generally and in particular for the equipment and services offered by the Company; the Company's ability to generate sales orders during fiscal 2004 and thereafter; that the anticipated demand for the products and services offered by the Company will decrease as a result of the economic and political climate in which the Company operates; the acceptance of the Company's present products and services and its ability to hire technical staff; labor strikes or other disruptions in our customers' operations; the Company's ability to adapt to technological changes; the availability of capital to support the Company's business plans; that the government may not purchase any products or services from the Company; and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2003. One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

APPLIED INNOVATION INC.
SUMMARY FINANCIAL HIGHLIGHTS
($ in thousands, except per share and shares outstanding)

SUMMARY BALANCE SHEET INFORMATION

                                                            (Unaudited)
                                                           June 30, 2004         Dec. 31, 2003
                                                           -------------         -------------
Cash and cash equivalents                                     $ 9,369               $12,031
Short-term investments                                          6,784                 5,582
Accounts receivable, net                                        2,355                 3,449
Inventory, net                                                  4,168                 2,814
Other current assets                                            2,676                 3,488
                                                              -------               -------
     Current assets                                            25,352                27,364
Property, plant and equipment, net                              6,926                 7,060
Investments                                                     9,366                10,360
Goodwill                                                        3,526                 3,526
Other assets                                                    3,010                 1,573
                                                              -------               -------
     Total assets                                             $48,180               $49,883
                                                              =======               =======

Accounts payable                                                  962                   790
Accrued expenses                                                2,400                 2,597
Deferred revenue                                                2,823                 2,269
Note payable                                                      750                   750
                                                              -------               -------
     Total current liabilities                                  6,935                 6,406
Stockholders' equity                                           41,245                43,477
                                                              -------               -------
     Total liabilities and stockholders' equity               $48,180               $49,883
                                                              =======               =======


SUMMARY OPERATIONAL INFORMATION (UNAUDITED)

                                                    Three Months Ended                             Six Months Ended
                                                         June 30,                                      June 30,
                                           -----------------------------------           -----------------------------------
                                               2004                   2003                   2004                   2003
                                           ------------           ------------           ------------           ------------
Sales                                      $      5,717           $      9,512           $     11,565           $     15,121
Cost of sales                                     2,780                  4,353                  5,670                  7,605
                                           ------------           ------------           ------------           ------------
    Gross profit                                  2,937                  5,159                  5,895                  7,516
R&D                                               1,294                  1,396                  2,685                  2,796
SG&A                                              3,372                  3,613                  6,797                  7,200
Restructuring charges                               228                    (32)                   228                    (32)
                                           ------------           ------------           ------------           ------------
    Income (loss) from operations                (1,957)                   182                 (3,815)                (2,448)
Interest and other income                            94                     77                    180                    187
                                           ------------           ------------           ------------           ------------
    Income (loss) before taxes                   (1,863)                   259                 (3,635)                (2,261)
Income taxes                                       (671)                    52                 (1,309)                  (452)
                                           ------------           ------------           ------------           ------------
    Net income (loss)                      $     (1,192)          $        207           $     (2,326)          $     (1,809)
                                           ============           ============           ============           ============

Diluted EPS                                $      (0.08)          $       0.01           $      (0.15)          $      (0.12)
Diluted shares                               15,067,259             14,980,853             15,065,091             14,975,067

SUMMARY CASH FLOW INFORMATION (UNAUDITED)

                                                     Three Months Ended                     Six Months Ended
                                                          June 30,                              June 30,
                                                  2004               2003               2004               2003
                                                --------           --------           --------           --------
Operating activities:
    Net income (loss)                           $ (1,192)          $    207           $ (2,326)          $ (1,809)
    Depreciation and amortization                    346                350                688                726
    Deferred income taxes                         (1,169)                --             (1,169)                --
    Other non-cash items                             (26)                 2                 72                 --
    Working capital changes, net                    (897)             3,218                748              4,844
                                                --------           --------           --------           --------
          Operating cash flow                     (2,938)             3,777             (1,987)             3,761
                                                --------           --------           --------           --------
Investing activities:
     Purchases of PP&E                              (161)              (213)              (523)              (246)
     Changes in investments, net                    (575)            (1,609)              (312)                94
     Other, net                                       --                 --                 16                 17
                                                --------           --------           --------           --------
          Investing cash flow                       (736)            (1,822)              (819)              (135)
                                                --------           --------           --------           --------
Financing activities:
     Proceeds from sale of stock                      33                 --                144                 66
                                                --------           --------           --------           --------
          Financing cash flow                         33                 --                144                 66
                                                --------           --------           --------           --------
(Decrease) increase in cash
   and cash equivalents                           (3,641)             1,955             (2,662)             3,692
Cash and cash equivalents -- beginning
   of period                                      13,010             10,723             12,031              8,986
                                                --------           --------           --------           --------
Cash and cash equivalents -- end of
   period                                       $  9,369           $ 12,678           $  9,369           $ 12,678
                                                ========           ========           ========           ========